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                                 EXHIBIT 4(ii)

                             MULTIPLE VOTING SHARES

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                             MULTIPLE VOTING SHARES                  [ILLEGIBLE]
                                       OF
                                PREFERRED STOCK
                          AUTHORIZED 1,050,000 SHARES
                          PAR VALUE $.0001 PER SHARES

This is to Certify that ________________________________________ is the owner of
_________________________________________________________________ fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated

[ILLEGIBLE]                                                          [ILLEGIBLE]

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